(FORM OF LETTER TO CLIENTS)
                                                                    EXHIBIT 99.5

                                NB TELECOM, INC.

                SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE

                OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO RECORD

                        STOCKHOLDERS OF NB TELECOM, INC.

                                                 _________________________, 2006

TO OUR CLIENTS:

Enclosed for your consideration are a Prospectus, dated _______________________, 2006 (the "Prospectus"), and the "Instructions as to the Use of NB Telecom, Inc. Subscription Rights Certificates" relating to and the offering (the "Rights Offering") by NB Telecom, Inc. ("NBT") of shares ("Shares") of common stock, par value $.0001 per share, of NB Telecom, Inc. (the "Common Stock"), pursuant to transferable subscription rights (the "Rights") distributed to all holders of record of shares of Common Stock at the close of business on __________________, 2006 (the "Record Date"). The Rights are described in NBT's Prospectus.

In the Rights Offering, NBT is offering an aggregate of 6,000,000 Shares, as described in the Prospectus.

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on December 31, 2007, unless extended in the sole discretion of NBT (as it may be extended, the "Expiration Date").

As described in the accompanying Prospectus, you will receive .128666 of a Right for each share of Common Stock carried by us in your account as of the Record Date.

Each whole Right will allow you to subscribe for one Share at the cash price of $.10 per share (the "Subscription Price").

The Rights will be evidenced by transferable Rights certificates, and will be null and void at the close of business on the Expiration Date. The Rights will be transferable until the close of business on the last trading day preceding the Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish to elect to subscribe for any Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Rights, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Rights for any Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO NB TELECOM, INC., AT 106 MAY DRIVE, SAXONBURG, PA 16056. NBT TELECOM'S TELEPHONE NUMBER IS (724) 352-7606.

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of Shares (as defined in the Prospectus) of NB Telecom, Inc. ("NBT").

This form will instruct you whether to exercise rights to purchase Shares distributed with respect to the shares of NBT's common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of NBT's. Subscription Rights Certificates."

Box 1. Please DO NOT EXERCISE RIGHTS for Shares.

Box 2. Please EXERCISE RIGHTS for Shares as set forth below.



    NUMBER OF            SUBSCRIPTION PRICE                     PAYMENT
     SHARES
                                $.10                      $__________________


Box 3. Payment in the following amount is enclosed $_________________.

Box 4. Please deduct payment from the following account maintained by you as follows:



                     Type of Account                         Account No.

        Amount to be deducted: $________________
                                  Signature(s)

Box 5. Please sell  ______________ of my Rights.

Box 6. Please attempt to have the transfer agent sell ___________ of my Rights.


 Signature(s):
Please type or print name(s) below:

Dated: _____________________, 2006